As filed with the Securities and Exchange Commission on September 17, 1999
                                                       Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                               TWINLAB CORPORATION
             (Exact name of registrant as specified in its charter)
        Delaware                                           11-3317986
  (State or Other Jurisdiction of                        (I.R.S. Employer
   Incorporation or Organization)                      Identification Number)
                                150 Motor Parkway
                            Hauppauge, New York 11788
                    (Address of Principal Executive Offices)
                                 ---------------
                         TWINLAB CORPORATION 1999 STOCK
                      INCENTIVE PLAN FOR OUTSIDE DIRECTORS
                            (Full Title of the Plan)
                              Philip M. Kazin, Esq.
                     Chief Legal Officer and General Counsel
                               Twinlab Corporation
                                150 Motor Parkway
                            Hauppauge, New York 11788
                     (Name and Address of Agent for Service)

                                 (516) 467-3140
                     (Telephone Number, Including Area Code,
                              of Agent for Service)

                                   Copies to:

                              Howard A. Sobel, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                           Proposed                   Proposed
                                                           Maximum                    Maximum
Title of                                                   Offering                   Aggregate                  Amount of
Securities to                Amount to be                  Price Per                  Offering                   Registration
be Registered                Registered                    Share                      Price                      Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common                       6,184                         $ 8.624(2)                 $ 53,331                   $ 14.83
Stock (par                   shares(1)
value $1.00                                                $ 7.3125(3)                $ 430,092                  $ 119.57
per share)                   58,816 shares
===================================================================================================================================

(1) Representing shares which were issued pursuant to the Plan on June 18, 1999.
(2)  The last sale price per share on June 18, 1999.
(3) Estimated, in accordance with 17 CFR 230.457(c), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share is based on the average of the high and low prices for the Common Stock reported by the Nasdaq National Market of The Nasdaq Stock Market on September 13, 1999, which is within five (5) business days prior to the date of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The Registrant hereby incorporates by reference in this Registration Statement the following documents:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed March 31, 1999 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

         (2) The Company's Annual Report on Form 10-K405/A for the fiscal year ended December 31, 1998, filed April 30, 1999 pursuant to Section 13(a) of the 1934 Act;

         (3) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, filed May 12, 1999 pursuant to Section 13(a) of the 1934 Act;

         (4) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999, filed August 13, 1999 pursuant to Section 13(a) of the 1934 Act;

         (5) The Company's Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 1998, filed March 30, 1999 pursuant to Section 13(a) of the 1934 Act;

         (6) The Company's Quarterly Report on Form 10-Q/A for the fiscal quarter ended June 30, 1998, filed March 30, 1999 pursuant to Section 13(a) of the 1934 Act;

         (7) The Company's Quarterly Report on Form 10-Q/A for the fiscal quarter ended September 30, 1998, filed March 30, 1999 pursuant to Section 13(a) of the 1934 Act;

         (8) The Company's Registration Statement on Form 8-A, filed pursuant to
Section 12(g) of the Exchange Act, which contains a description of the Company's Common Stock, including any amendment or report filed for the purpose of updating such description; and

         (9) All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

         Not applicable.

Item 5.   Interest of Named Experts and Counsel.

         Not applicable.

Item 6.   Indemnification of Directors and Officers.

         Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
(iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Second Amended and Restated Certificate of Incorporation contains provisions permitted by Section 102(b)(7) of the DGCL.

         Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

         The Registrant's Second Amended and Restated Certificate of Incorporation and Amended and Restated By-laws provide for the indemnification of directors and officers of the Registrant to the fullest extent permitted by the DGCL.

         The Registrant maintains liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

         Section 4 of the Plan provides that the Registrant shall indemnify each member of the Committee and any other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any costs or expenses arising out of such activities, except where the individual acted in bad faith or without reasonable belief that it was in the best interests of the Company.

Item 7.   Exemption from Registration Claimed.

         Not applicable.

Item 8.    Exhibits.

            Exhibit Number   Description
            --------------   -----------

               4.1 Second Amended and Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.4 to Amendment No. 1 to the Registration Statement on Form S-4, dated September 18, 1996, filed by Twin Laboratories Inc., Registration No. 333-6781).

               4.2 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.5 to Amendment No. 1 to the Registration

                              Statement on Form S-4, dated September 18, 1996, filed by Twin Laboratories Inc., Registration No. 333-6781).

               4.3            Form of Option Agreement.

               4.4            Form of Restricted Stock Grant Agreement.

               5 Opinion of Kramer Levin Naftalis & Frankel LLP regarding legality of securities being registered (including consent).

               23.1           Consent of Independent Auditors.

               23.2 Consent of Kramer Levin Naftalis & Frankel LLP (contained in the Opinion filed as Exhibit 5 hereto).

Item 9.    Undertakings.

             The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

             (3)  To  remove  from   registration  by  means  of  post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on this 17th day of September, 1999.

                                 TWINLAB CORPORATION

                                 By: /s/   Ross Blechman
                                    ----------------------------------------
                                    Name:  Ross Blechman
                                    Title: Chairman of the Board, Chief
                                           Executive Officer and President

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                 Title(s)                         Date
       ---------                 --------                         ----
/s/ Ross Blechman
------------------------   Chairman of the Board, President   September 17, 1999
Ross Blechman              and Chief Executive Officer

/s/ Neil Blechman
------------------------   Executive Vice President,          September 17, 1999
Neil Blechman              Secretary and Director

/s/ Brian Blechman
------------------------   Executive Vice President,          September 17, 1999
Brian Blechman             Treasurer and Director

/s/ Steve Blechman
------------------------   Executive Vice President and       September 17, 1999
Steve Blechman             Director

/s/ Dean Blechman
------------------------   Executive Vice President and       September 17, 1999
Dean Blechman              Director

/s/ Stephen L. Welling
------------------------   President, Health and Natural      September 17, 1999
Stephen L. Welling         Food Store Division, and
                           Director

/s/ Jonathan D. Sokoloff
------------------------
Jonathan D. Sokoloff       Director                           September 17, 1999

/s/ John G. Danhakl
------------------------
John G. Danhakl            Director                           September 17, 1999

/s/ William U. Westerfield
------------------------
William U. Westerfield     Director                           September 17, 1999

/s/ Robert S. Apatoff
------------------------
Robert S. Apatoff          Director                           September 17, 1999

                Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on September 17, 1999.

                              Twinlab Corporation 1999 Stock Incentive Plan for
                                Outside Directors

                                By: /s/ Ross Blechman
                                   ------------------
                                    Name: Ross Blechman
                                    Title: Chairman of the Board,
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX

    Exhibit Number                   Description
    --------------                   -----------

         4.1 Second Amended and Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.4 to Amendment No. 1 to the Registration Statement on Form S-4, dated September 18, 1996, filed by Twin Laboratories Inc., Registration No.
                          333-6781).

         4.2 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.5 to Amendment No. 1 to the  Registration  Statement  on  Form
                          S-4, dated  September 18, 1996,  filed
                          by     Twin     Laboratories     Inc.,
                          Registration No. 333-6781).

         4.3              Form of Option Agreement.

         4.4              Form of Restricted Stock Grant Agreement.

         5                Opinion  of Kramer  Levin  Naftalis  &
                          Frankel  LLP  regarding   legality  of
                          securities being registered (including
                          consent).

         23.1             Consent of Independent Auditors.

         23.2 Consent of Kramer Levin Naftalis & Frankel LLP (contained in the Opinion filed as Exhibit 5 hereto).